UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2016

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On September 6, 2016, Minerals Technologies Inc. (the “Company”) sadly announced that Joseph C. Muscari, Chairman and Chief Executive Officer, died unexpectedly on September 3, 2016. He was 69.

(c)	The Board of Directors has elected Duane R. Dunham, a Director of the Company, to succeed Mr. Muscari as Chairman of the Board. The Board also named Douglas T. Dietrich, 47, and Thomas J. Meek, 59, Interim Co-Chief Executive Officers. Mr. Dietrich was appointed Senior Vice President, Finance and Treasury, Chief Financial Officer effective January 1, 2011. Prior to that, he was appointed Vice President, Corporate Development and Treasury effective August 2007. Mr. Meek was appointed Senior Vice President, General Counsel and Secretary, Chief Compliance Officer in October 2012. In December 2011, he was given the additional responsibility for Human Resources. Prior to that, he was Vice President, General Counsel and Secretary of the Company effective September 1, 2009. Additional information regarding Mr. Dietrich’s and Mr. Meek’s previous business experience is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, under “Item 10 - Directors, Executive Officers and Corporate Governance”, and is incorporated herein by reference.

There are no family relationships between Mr. Dunham, Mr. Dietrich or Mr. Meek and any director or executive officer of the Company, and neither Mr. Dunham, Mr. Dietrich nor Mr. Meek has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Muscari’s passing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release dated September 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.

(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Co-Chief Executive Officer, General Counsel,
Human Resources, Secretary and Chief
Compliance Officer

Date: September 8, 2016

MINERALS TECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

99.1	Press Release dated September 6, 2016